EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 of our reports dated February 28, 1997, with respect to the consolidated financial statements of Genta Incorporated and the financial statements of Genta Jago Technologies B.V., included in the Genta Incorporated Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP

San Diego, California
March 13, 1997